As filed with the Securities and Exchange Commission on August 4, 2004

REGISTRATION NO. 333-38494

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GTC BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3186494
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Crossing Boulevard, Framingham, Massachusetts 01702

(Address of Principal Executive Offices)

1993 EQUITY INCENTIVE PLAN

(Full title of the plan)

GEOFFREY F. COX

Chairman, Chief Executive Officer and President

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Framingham, Massachusetts 01702

(508) 620-9700

(Name, address and telephone number of agent for service)

with copies to:

NATHANIEL S. GARDINER, ESQ.

Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0100

DEREGISTRATION OF SECURITIES

GTC Biotherapeutics, Inc. (“GTC”) hereby amends its Registration Statement on Form S-8 (File No. 333-38494) filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2000, relating to the registration of an aggregate of 750,000 shares of GTC’s Common Stock, $0.01 par value per share (the “Common Stock”), authorized for issuance under GTC’s 1993 Amended and Restated Equity Incentive Plan (the “1993 Plan”). Pursuant to an amendment to the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) adopted by GTC’s stockholders on May 26, 2004, shares of Common Stock that expire or terminate unexercised or are forfeited or settled in a manner on or after April 2, 2004 that results in fewer shares outstanding than were awarded under the 1993 Plan that are to be carried forward from the 1993 Plan to the 2002 Plan. As of the date hereof, 187,230 shares of Common Stock that were previously registered for issuance under the 1993 Plan have so expired or terminated unexercised or have been forfeited or settled in a manner that results in fewer shares being issued under the 1993 Plan and are hereby being deregistered under this Registration Statement and carried forward to GTC’s Registration Statement on Form S-8 filed on the date hereof under the 2002 Plan. Please note, however, that shares remain subject to outstanding options previously granted under the 1993 Plan and consequently, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 4th day of August 2004.

GTC BIOTHERAPEUTICS, INC.

By:	/s/ GEOFFREY F. COX
Geoffrey F. Cox
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of GTC Biotherapeutics, Inc., hereby severally constitute and appoint Geoffrey F. Cox, John B. Green and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated

Signature	Capacity	Date

/s/ GEOFFREY F. COX Geoffrey F. Cox	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 4, 2004

/s/ JOHN B. GREEN John B. Green	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2004

/s/ ROBERT W. BALDRIDGE Robert W. Baldridge	Director	August 4, 2004

/s/ FRANCIS J. BULLOCK Francis J. Bullock	Director	August 4, 2004

/s/ JAMES A. GERAGHTY James A. Geraghty	Director	August 4, 2004

/s/ PAMELA W. MCNAMARA Pamela W. McNamara	Director	August 4, 2004

/s/ MARVIN L. MILLER Marvin L. Miller	Director	August 4, 2004

/s/ ALAN W. TUCK Alan W. Tuck	Director	August 4, 2004